UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 448-0884

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)          On November 29, 2016, the board of directors of Sound Community Bank (the “Bank”) the wholly owned subsidiary of Sound Financial Bancorp, Inc., adopted a nonqualified deferred compensation plan (the “Plan”), which was effective on January 1, 2017.  The Plan complies with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code. The purpose of the Plan is to provide a select group of management or highly-compensated employees of the Bank with an opportunity to defer the receipt of up to eighty percent (80%) of their annual compensation and to assist the Bank in attracting, retaining and motivating employees of high caliber and experience. In addition to elective deferrals, the Bank may make discretionary contributions to be credited to the account of any or all participants, subject to the vesting requirements set forth in the Plan. Distributions of vested account balances are made upon death or after certain payment events including disability, separation from service or separation from service upon a change in control. Distributions shall be made in a single cash payment or at the election of the participant in the case of separation from service in annual installments for a period of up to ten (10) years.

The obligations of the Bank under the Plan will be general unsecured obligations of the Bank to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Bank, although the Bank may establish a trust to hold amounts which the Bank may use to satisfy Plan distributions from time to time. Distributions from the Plan are governed by the Internal Revenue Code and the Plan. The Bank may, at any time, in its sole discretion, terminate the Plan or amend or modify the Plan, in whole or in part, except that no such termination, amendment or modification shall have any retroactive effect to reduce any amounts deemed to be accrued and vested prior to such amendment.

The description above is a summary and is qualified in its entirety by the terms of (i) the adoption agreement for the Plan, a copy of which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by this reference, and (ii) the Plan, a copy of which is attached hereto as Exhibit 10.2 to this report and is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Adoption Agreement for the Sound Community Bank Nonqualified Deferred Compensation Plan
10.2	The Sound Community Bank Nonqualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	March 24, 2017	By:	/s/ Matthew P. Deines
Matthew P. Deines Executive Vice President and Chief Financial Officer